UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 14, 2008
(July 10, 2008)
Date of report
(Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2008, we and the lenders under our Second Amended and Restated Financing Agreement dated March 27, 2007, and The Greinke Personal Living Trust entered into a Forbearance Agreement and Sixth Amendment. The Forbearance Agreement and Sixth Amendment is effective as of June 17, 2008.

The purpose of the Forbearance Agreement and Sixth Amendment to our Second Amended and Restated Financing Agreement is to, among other things, provide: (i) for The Greinke Personal Living Trust to become an additional lender under the Second Amended and Restated Financing Agreement with a commitment of $5,000,000 consisting entirely of revolving loans with the aggregate revolving line of credit commitments increasing to a total of $85,000,000; and (ii) an agreement on the part of the lenders to forbear until July 18, 2008 from exercising their rights and remedies due to our continuing failure to comply with the EBITDA financial covenant under Section 7.10(c) of our Second Amended and Restated Financing Agreement for the measurement periods ending on April 30, 2008 and May 31, 2008. In addition, during the forbearance period we are required to provide our lenders with additional reports and information.

As consideration for the Forbearance Agreement and Sixth Amendment, we have agreed to pay our lenders the default rate of interest under the Second Amended and Restated Financing Agreement which entails additional interest of 200 basis points (2.0%) on our borrowings during the forbearance period.

In previous Current Reports on Form 8-K filed on April 18, 2008 and June 2, 2008, we reported that we entered into an unsecured promissory note with the Greinke Personal Living Trust, Frank P. Greinke, Trustee (the “Trust”), pursuant to which we could borrow up to $5,000,000 from the Trust from time to time for short term working capital needs. In connection with the addition of the Trust as an additional lender under the Second Amended and Restated Financing Agreement pursuant to the Forbearance Agreement and Sixth Amendment, the unsecured promissory note with the Trust has been extinguished and the $5,000,000 principal amount owing under the unsecured promissory note has been included as an additional obligation owing under the Second Amended and Restated Financing Agreement.

The foregoing description of the Forbearance Agreement and Sixth Amendment is not complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement and Sixth Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Forbearance Agreement and Sixth Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about us. The representations, warranties and covenants contained in the Forbearance Agreement and Sixth Amendment were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Forbearance Agreement and Sixth Amendment, and may be subject to limitations agreed upon by the contracting parties, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Forbearance Agreement and Sixth Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fuel & Energy Corporation. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Forbearance Agreement and Sixth Amendment, which subsequent information may or may not be fully reflected in the public disclosures of United Fuel & Energy Corporation.

Item 2.03 Entry into a Material Definitive Agreement

The information set forth above in Item 1.01 regarding the Forbearance Agreement and Sixth Amendment is hereby incorporated into Item 2.03(a) by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

Exhibit 10.1
Forbearance Agreement and Sixth Amendment to Second Amended and Restated Financing Agreement dated July 10, 2008, to be effective as of June 17, 2008, by and among The CIT Group/Business Credit, Inc., SunTrust Bank, Wachovia Bank, N.A., PNC Bank, National Association, The Greinke Personal Living Trust, Frank P. Greinke, Trustee, United Fuel & Energy Corporation, a Texas corporation, Three D Oil Co. of Kilgore, Inc., Cardlock Fuels System, Inc., and United Fuel & Energy Corporation, a Nevada corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: July 14, 2008	By:	/s/ Lyndon James
Lyndon James
Interim Chief Executive Officer and Vice President